UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2012

IntegraMed America, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	0-20260	06-1150326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY 10577

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 253-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 20, 2012, IntegraMed America, Inc. (the “Company”), a Delaware corporation, completed its merger (the “Merger”) with SCP-325 Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of IntegraMed Holding Corp. (f/k/a SCP-325 Holding Corp.), a Delaware corporation (“Holdings”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2012, by and among the Company, Holdings and Merger Sub. The Company is the surviving corporation of the Merger and, as a result of the Merger, is now a wholly-owned subsidiary of Holdings. Holdings is a controlled affiliate of Sagard Capital Partners, L.P. (“Sagard”), a Greenwich, Connecticut-based investment firm.

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 below and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 20, 2012, in connection with the Merger, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under the Third Amended and Restated Loan Agreement (the “Prior Loan Agreement”), dated as of May 21, 2010, among the Company, as borrower, Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and l/c issuer, and the lenders party thereto and terminated the Prior Loan Agreement. No early termination penalties were incurred by the Company in connection with the termination of the Prior Loan Agreement.

Interest rates applicable to term loans and revolving loans under the Prior Loan Agreement were at a Eurodollar rate or a fluctuating rate per annum based on Bank of America’s “Prime Rate,” plus, in each case, an applicable rate that was tied to the Company’s consolidated leverage ratio. The Prior Loan Agreement contained, among other things, (i) customary representations and warranties, (ii) customary affirmative, negative and financial covenants, including, without limitation, maintaining minimum liquidity and earnings before interest, taxes, depreciation and amortization, limits on the consolidated leverage ratio and limits on the incurrence of liens, and (iii) customary events of default. The Prior Loan Agreement was unconditionally guaranteed by all of the Company’s subsidiaries and was secured by first priority security interests in substantially all of the Company’s assets, including the capital stock of the Company’s subsidiaries.

The foregoing description of the Prior Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Prior Loan Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2010 and which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 20, 2012, the Company completed its Merger with Merger Sub pursuant to the Merger Agreement. The Company is the surviving corporation of the Merger and, as a result of the Merger, is now a wholly-owned subsidiary of Holdings. Holdings is a controlled affiliate of Sagard.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (a “Common Share”) that was issued and outstanding immediately prior to the effective time of the Merger, other than issued and outstanding Common Shares that were owned by (i) Holdings, Merger

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Sub or any other direct or indirect wholly-owned subsidiary of Holdings, (ii) the Company or any direct or indirect wholly-owned subsidiary of the Company as treasury stock or (iii) stockholders that perfected appraisal rights under Delaware law, was automatically converted into the right to receive $14.05 per Common Share in cash (the “Per Share Merger Consideration”), without interest. In addition, at the effective time of the Merger, each outstanding and unexercised option to acquire Common Shares, whether or not then vested or exercisable, was automatically converted into the right to receive an amount in cash equal to the product of (a) the number of Common Shares for which that option had not been exercised prior to the effective time of the Merger and (b) the excess, if any, of the Per Share Merger Consideration over the exercise price of that option, without interest. In the event that the exercise price per Common Share of any option to acquire Common Shares was equal to or greater than the Per Share Merger Consideration, at the effective time of the Merger, that option was cancelled without any consideration being payable in respect thereof. Also, immediately prior to the effective time of the Merger, each outstanding share of restricted stock of the Company that was subject to vesting or other lapse restrictions vested and became free of those restrictions and, at the effective time of the Merger, the holder thereof became entitled to receive the Per Share Merger Consideration, without interest, with respect to each share of restricted stock of the Company held by that holder.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2012 and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Overview

On September 20, 2012, in connection with the Merger, Merger Sub, the Company and the other loan parties party thereto entered into a Credit Agreement (the “Credit Agreement”), and related security and other agreements, with the lenders party thereto and GCI Capital Markets LLC, as administrative agent (in such capacity, the “Administrative Agent”), that provides for a $90.0 million term loan facility (any loans thereunder, the “Initial Term Loans”) with a term of five years and a $5.0 million revolving credit facility (any commitments thereunder, the “Revolving Commitments,” any loans thereunder, the “Revolving Loans,” and the Revolving Loans together with the Initial Term Loans, the “Loans”) with a term of five years. Upon the completion of the Merger and the transactions related thereto, the Company became the borrower of the Loans under the Credit Agreement.

Interest Rate and Fees

Loans bear interest at a rate equal to an applicable margin, plus, at the Company’s option, either (i) a Eurodollar rate or (ii) an index rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest publicly quoted from time to time by the Wall Street Journal as the U.S. “Prime Rate” and (c) the three-month Eurodollar rate plus 1.25% subject, in each case, to certain applicable interest rate floors. The applicable margin with respect to Eurodollar borrowings is 7.25% and the applicable margin with respect to index rate borrowings is 6.00%.

Prepayments

The Credit Agreement requires the Company to prepay outstanding Loans, subject to certain exceptions and reinvestment rights, with, among other things:

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•	commencing with the Company’s fiscal year ending 2013, 50% of the Company’s annual excess cash flow;
•	100% of the net cash proceeds of certain casualty and condemnation events;
•	100% of the net cash proceeds constituting fees and other amounts received on account of the termination of any management services agreement;
•	100% of the net cash proceeds of certain non-ordinary course asset sales or other dispositions of property of the Company;
•	100% of the net cash proceeds of certain issuances of equity; and
•	100% of the net cash proceeds of certain incurrences of debt.

The Company may voluntarily repay outstanding Initial Term Loans at any time. Those voluntary prepayments will be subject to customary “breakage” costs with respect to LIBOR loans. Additionally, in the event any Initial Term Loans are voluntarily repaid (or repaid in connection with a sale of all or substantially all of the assets of the Company and its subsidiaries or another similar change of control transaction) (i) prior to the first anniversary of the closing date of the Merger, the Company must pay a prepayment premium equal to 3.00% of the amount of Initial Term Loans being prepaid, (ii) on or after the first anniversary of the closing date of the Merger but prior to the second anniversary of the closing date of the Merger, the Company must pay a prepayment premium equal to 2.00% of the amount of Initial Term Loans being prepaid and (iii) on or after the second anniversary of the closing date of the Merger but prior to the third anniversary of the closing date of the Merger, the Company must pay a prepayment premium equal to 1.00% of the amount of Initial Term Loans being prepaid.

Amortization

The Initial Term Loans will amortize in quarterly installments commencing December 31, 2012, with the balance of the Initial Term Loans being payable on the final maturity date.

Guaranty and Security

Pursuant to a cross-guaranty set forth in the Credit Agreement, all obligations under the Credit Agreement are unconditionally guaranteed by the Company, Holdings and certain existing and future, direct and indirect, domestic subsidiaries of the Company.

Pursuant to a Pledge Agreement, dated as of September 20, 2012, among the Company, Holdings, Vein Clinics of America, Inc., which is one of the Company’s wholly-owned subsidiaries, and the Administrative Agent and a Security Agreement, dated as of September 20, 2012, among the Company, Holdings, the loan parties party thereto, as grantors, and the Administrative Agent, all obligations under the Credit Agreement, and the guarantees of those obligations, are secured, subject to permitted liens and other exceptions, by a perfected lien on substantially all present and future assets of the Company and of each guarantor, subject to certain exclusions.

Certain Negative Covenants and Other Provisions

The Credit Agreement contains a number of negative covenants that, among other things, limit or restrict, subject to certain exceptions, the ability of the Company and certain of its subsidiaries to:

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•	change their capital structure and lines of business;
•	engage in mergers or consolidations;
•	sell or transfer assets;
•	create liens;
•	guarantee indebtedness;
•	incur additional indebtedness;
•	make investments, loans or advances;
•	pay dividends and distributions or repurchase their own capital stock;
•	make capital expenditures;
•	engage in certain transactions with affiliates; and
•	change their jurisdictions of organization, names, chief executive office locations or fiscal years.

The Credit Agreement also requires that the Company be in compliance on certain dates with certain total leverage ratios and fixed charge coverage ratios, in each case with respect to certain applicable testing periods.

The Credit Agreement also contains certain other customary negative covenants, as well as customary affirmative covenants, representations and warranties, indemnification provisions and events of default, including upon a change of control.

Certain Relationships

Following the completion of the Merger and the transactions related thereto, certain affiliates of the Administrative Agent became owners of ownership interests in Holdings.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the NASDAQ Stock Market LLC (“NASDAQ”) on September 20, 2012 that each issued and outstanding Common Share, other than issued and outstanding Common Shares that were owned by (i) Holdings, Merger Sub or any other direct or indirect wholly-owned subsidiary of Holdings, (ii) the Company as treasury stock or any direct or indirect wholly-owned subsidiary of the Company or (iii) stockholders that perfected appraisal rights under Delaware law, was cancelled and automatically converted into the right to receive the Per Share Merger Consideration, without interest, and requested that NASDAQ file with the SEC an application on Form 25 to delist and deregister the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. NASDAQ filed the Form 25 with the SEC on September 20, 2012.

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Item 3.03.	Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is included in Item 2.01 above and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information included in Items 2.01 and 2.03 above and Item 5.02 below are incorporated herein by reference. The aggregate consideration paid for all Common Shares, options to acquire Common Shares and shares of restricted stock of the Company in connection with the Merger was approximately $169.5 million, which amount was funded by a combination of equity financing from Sagard and certain affiliates of the Administrative Agent and borrowings under the Credit Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On September 20, 2012, as of the effective time of the Merger, Jay Higham, Gerardo Canet, Michael C. Howe, Lawrence J. Stuesser, Elizabeth E. Tallett and Yvonne S. Thornton resigned as members of the board of directors of the Company. Pursuant to the Merger Agreement, on September 20, 2012, at the effective time of the Merger, Daniel Friedberg and Michael Braner, the directors of Merger Sub immediately prior to the effective time of the Merger, became directors of the Company. On September 21, 2012, Jay Higham and Anil Shrivastava also became directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2012, pursuant to the Merger Agreement, at the effective time of the Merger, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the effective time of the Merger, was amended and restated as a result of the Merger so as to read in its entirety as set forth in Exhibit B to the Merger Agreement. A copy of the current amended and restated certificate of incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

On September 20, 2012, immediately following the effective time of the Merger, the amended and restated certificate of incorporation of the Company was amended to provide that the authorized capital stock of the Company consist of 1,000 Common Shares. Immediately prior to this amendment, the authorized capital stock of the Company consisted of 20,000,000 Common Shares. A copy of the certificate of amendment to the amended and restated certificate of incorporation of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

On September 20, 2012, pursuant to the Merger Agreement, immediately following the effective time of the Merger, the bylaws of the Company, as in effect immediately prior to the effective time of the Merger, were amended and restated to be identical to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger, except that all references to the name of Merger Sub therein were changed to refer to the name of the Company. A copy of the amended and restated bylaws of the Company is filed as Exhibit 3.3 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of the holders of Common Shares held on September 19, 2012 (the “Special Meeting”), the holders of Common Shares adopted and approved the Merger Agreement. At the Special Meeting, the holders of Common Shares also approved, on a non-binding advisory basis, the Merger-

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related executive compensation payable under existing agreements with the Company that the Company’s named executive officers will or may receive in connection with the Merger. In addition, at the Special Meeting, the holders of Common Shares approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there were not sufficient votes at the time of the Special Meeting to adopt and approve the Merger Agreement or to constitute a quorum. The Special Meeting was not adjourned to a later date because there were sufficient votes at the time of the Special Meeting to adopt and approve the Merger Agreement and to constitute a quorum. There were 10,437,440 Common Shares present in person or by proxy at the Special Meeting, representing approximately 87.1% of the Common Shares entitled to vote at the Special Meeting. The final results for each proposal that was submitted to a vote of the holders of Common Shares at the Special Meeting are set forth below:

Proposal 1 – Adoption and Approval of the Merger Agreement

For	Against	Abstain	Broker Non-Vote
10,401,529	15,627	0	20,284

Proposal 2 – Approval, on a Non-Binding Advisory Basis, of the Merger-Related Executive Compensation Payable Under Existing Agreements with the Company that the Company’s Named Executive Officers Will or May Receive in Connection with the Merger

For	Against	Abstain	Broker Non-Vote
8,496,129	1,834,359	86,668	20,284

Proposal 3 – Approval of the Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies in the Event that There Are Not Sufficient Votes at the Time of the Special Meeting to Adopt and Approve the Merger Agreement or to Constitute a Quorum

For	Against	Abstain	Broker Non-Vote
10,046,577	379,407	11,456	0

Item 8.01.	Other Events.

On September 20, 2012, the Company and Sagard issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of IntegraMed America, Inc.
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of IntegraMed America, Inc.
3.3	Amended and Restated Bylaws of IntegraMed America, Inc.
99.1	Press Release of IntegraMed America, Inc. and Sagard Capital Partners, L.P., dated as of September 20, 2012
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAMED AMERICA, INC.
(Registrant)
Date: September 21, 2012
	By:	/s/ Claude E. White
Name: Claude E. White
Title: Vice President, General Counsel and Secretary

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